UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2014

DAIS ANALYTIC CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-53554	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11552 Prosperous Drive

Odessa, Florida 33556

(Address of Principal Executive Offices)(Zip Code)

(727) 375-8484

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Copies to:

Peter DiChiara, Esq.

SICHENZIA ROSS FRIEDMAN FERENCE LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2014, Dais Analytic Corporation (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with two investors, Hong Kong SAGE Technology Investment Co., Limited and Hong Kong JHSE Technology Investment Co., Limited, both with principal offices in Hong Kong (the “Purchasers”). Pursuant to the SPA, the Company will sell 18,000,000 million shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) for $2,750,000, at approximately $0.153 per share pursuant to Regulation S. The Company shall use the proceeds from the sale of the Common Stock for working capital and product and business development. The sale of the Common Stock is scheduled to be completed by December 26, 2014.

The Company has also agreed to issue 20,333,334 shares of the Company's common stock to the Purchasers for 51% of the equity of an existing company in China (the “Operating Company”) upon the completion of the following conditions:

(1) the Purchasers shall have capitalized the Operating Company with $3,000,000 of registered capital or a valuation of assets at or above $3,000,000;

(2) the Purchasers shall have completed the legal registration of shares of the Operating Company owned by the parties with the Company owning 51% of the Operating Company and the Purchasers jointly, and/or by and through their respective third party designees, owning a total of 49% of the Operating Company; and

(3) the Operating Company, the Purchasers and the Company shall have executed an HVAC Services Agreement with $60,000,000 of revenues in greater China over a three year period with such HVAC Services Agreement having standard terms and conditions acceptable to the Company and the Purchasers.

Pursuant to terms of the SPA, the Purchasers signed a voting agreement (the “Voting Agreement”) which obligates the Purchasers to vote as recommended by the Company’s board of directors for a one-year period beginning on the date the shares of Common Stock are issued to the Purchasers. The Purchasers will have the right to nominate a member to the Company’s board. The Company is required to register the shares of the Company's common stock acquired by the Purchasers only after the completed purchase of the Operating Company.

The SPA, with the Voting Agreement, is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement with Voting Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dais Analytic Corporation

Dated: December 19, 2014	By:	/s/ Timothy N. Tangredi
Timothy N. Tangredi
Chief Executive Officer and President